ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 14th day of November, 1997, by and among DANZER INDUSTRIES, INC., a Maryland corporation (the "Seller"), and GLOBAL ENVIRONMENTAL CORP. , a New York corporation (the "Stockholder"), and RAGE, INC., a Delaware corporation (the "Purchaser").

                              Exp1anatory Statement

         A. The Seller is a Maryland corporation that engages in the business of manufacturing, fabricating and selling various metal products, including the manufacturing and sale of air handling systems known as "Airline Products" ("Airline Products Business").

         B. The Stockholder owns of record and beneficially all of the outstanding shares of the capital stock of the Seller.

         C. The Seller desires to sell, assign, transfer and deliver to the Purchaser, and the Purchaser desires to purchase from the Seller, certain of the assets of the Seller related to Airline Products Business, which assets are more particularly described in Section 1 hereof (the "Airline Products") on the terms and subject to the conditions hereinafter contained.

         NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement and the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

         1.       Purchase and Sale of Assets.

                  1.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date (as such terms are defined in Section 9.1 hereof), the Seller shall sell, assign, transfer and deliver to the Purchaser and the Purchaser shall purchase from the Seller all of the right, title and interest of Seller in and to the following assets of the Seller relating to Airline Products (all of which assets of the Seller are hereinafter collectively referred to as the "Assets"):

                  (a) All of the Seller's equipment, machinery, furniture, materials and supplies related to Airline Products, which are described in
Exhibit 1A attached hereto and incorporated by reference herein (the
"Equipment").

                  (b) All of the Seller's inventory including all raw material and work in process related to Airline Products, including all parts and finished goods (the "Inventory").

                  (c) All of the following intangible assets related to Airline Products (collectively, the "Intangible Assets") : (i) all of the Seller's patents, trademarks, trade names, trade secrets identified on attached
Exhibit 1B (the "Intellectual Property"); and (ii) all of the customer lists, customer files,


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computer programs, drawings, representatives, files, engineering data, and all other business records relating to Airline Products identified on attached
Exhibit 1C (the "Business Records" ) .

         Accounts receivable related to Airline Products are specifically excluded from the Assets.

                  1.2. Purchase Price for Assets. The purchase price for the Assets shall be Four Hundred Thirteen Thousand Dollars ($413,000) (the "Purchase Price"). The parties agree that the Purchase Price for the Assets shall be allocated among the Assets as follows:

                  Equipment      $ 50,000        Customer Lists        $ 87,700
                  Inventory      $100,000        Covenant Not
                                                  to Compete           $175,000

                          TOTAL: $413,000

                  1.3. Payment of Purchase Price. The Purchase Price shall be paid in the following manner:

                           (a) A deposit of Fifty Thousand Dollars ($50,000)
(the "Deposit") has been paid by the Purchaser and is being held in escrow by Buffalo Ventures, Inc. ("B.V.I."), with interest accruing to the benefit of the Purchaser, which deposit shall be paid to Purchase at Closing and be credited against the Purchase Price.

                           (b) One Hundred Thousand Dollars ($100,000) shall be
paid by the Purchaser by certified or cashier's check, wire transfer or other immediately available funds at Closing.


                           (c) The balance of the purchase price (the "Deferred
Amount" ) shall be paid as follows: (i) Twenty-Five Thousand Dollars ($25,000) shall be paid by certified or cashiers check, wire transfer or other immediately available funds, sixty (60) days after Closing; and (ii) Two Hundred Thirty-Eight Thousand Dollars ($238,000) shall be payable with interest at a rate of six percent (6%) per annum in accordance with the terms of the Note (as hereinafter defined). The obligation to pay the Deferred Amount shall be evidenced by a promissory note from the Purchaser payable to the Seller in the form of Exhibit 2 attached hereto and made a part hereof (the "Note"). The Note shall be secured by a first lien over all of the Assets (except for the painting equipment and DIP Tank) pursuant to a Security Agreement in the form of Exhibit 3 attached hereto and made a part hereof. The Purchaser shall execute and deliver financing statements perfecting its first lien on the Assets, and such other documentation as may be reasonably required by the Seller.

                           1.4.  Noncompetition Agreement. At closing, the
Purchaser and the Seller and the Stockholder shall enter into a Noncompetition Agreement in the form attached hereto as Exhibit 4 (the "Noncompetition Agreement" ) pursuant to which the Seller and the Stockholder shall agree not to compete with the Airline Products business for a period of five (5) years.




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         2. Liabilities of Seller.

                  2.1. Assumption of Liabilities. Except as hereinafter set forth in this Section 2, the Seller shall be and remain solely liable and responsible for all warranties for products sold prior to Closing and all taxes (including but not limited to federal, state and local taxes) due and owing prior to Closing, debts, obligations, duties, and liabilities of the Seller, the Assets, the Airline Products Business and all other businesses of the Seller. Except as provided in Section 2.2 and Section 2.3 hereof, the Purchaser does not and shall not assume, agree to pay or pay any debts, obligations, duties or liabilities of any nature of the Seller or its business, including, but not limited, to any debts, obligations, duties or liabilities relating to the Seller's employees or employee benefit plans, regardless of whether any such debt, obligation, duties or liability arises under any contract, agreement, practice, arrangement, statute, law, ordinance, rule, regulation or otherwise, and nothing in this Agreement or otherwise is intended or shall be construed to the contrary.

         The Seller shall pay all debts and liabilities related to its business conducted with Airline Products within sixty (60) days following the Closing Date. In the event that the Seller fails to pay any debt or liability related to the Airline Products Business within 120 days of the Closing Date, the Purchaser may offset the amount of such unpaid debt or liability against the amount due under the Note (such offset to be deemed to be a partial prepayment of the Note) provided that (a) the Purchaser gives at least thirty (30) days prior written notice of its intention to offset such amount and (b) such amount is not the subject of a bona fide dispute, as reasonably determined by the Seller.

                  2.2. Outstanding Purchase Orders; Accounts Payable. The Purchaser agrees to assume the accounts payable relating to inventory and products ordered prior to the Closing Date that have not been received as of the Closing Date.
                  2.3. Warranty Liability. The Purchaser agrees to assume the liability arising out of all warranties or other such contract rights for inventory, products and merchandise related to the Airline Products Business and sold after closing.

         3. Compliance with Bulk Transfer Laws. The Seller represents and warrants that compliance with the Maryland Uniform Commercial Code - Bulk Transfer laws is not necessary.

         4. Removal of Assets. The Seller shall assemble by the time of Closing on the Closing Date at the Seller's premises and place of business located at 17500 York Road Hagerstown, Washington County, Maryland (the "Premises") all of the Assets (except for certain Business Records, which shall be delivered by the Seller to the Purchaser at the Closing) being purchased by the Purchaser under this Agreement in order to facilitate the time, place and delivery of the Assets to the Purchaser concurrently with and following the Closing as hereafter provided. Within seven (7) days following the Closing Date, the Purchaser shall remove from the Premises such of the Assets being purchased by the Purchaser hereunder as shall not have been delivered by the Seller to the Purchaser at the Closing. The Seller and the Stockholder shall cooperate fully with the Purchaser in such removal, and the employees and agents of the Purchaser for the purpose of such removal shall be granted and permitted access to the Premises. The Purchaser shall pay a rental or storage rate of Three Hundred Fifty Dollars ($350) per day, commencing on the date ten (10) days following the Closing Date, until


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the Assets are removed from the Premises.

         5. Customer Lists and Records. Prior to or at the Closing the Seller shall furnish the Purchaser with all of the Seller's customer lists related to the Airline Products Business, which shall include a complete and correct list of all of the Seller's customers and their addresses, and such other and further information as the Purchaser may reasonably request in respect of the business of the Seller.

         6. Vendor Lists and Records. Prior to or at the Closing the Seller shall furnish to the Purchaser with all of the Seller's vendor lists related to the Airline Products Business, which shall include a complete and correct list of all of the Seller's vendors and their addresses, and such other and further information as the Purchaser may reasonably request in respect of the business of the Seller.

         7.  Representations and Warranties.

                  7.1. Representations and Warranties of Seller and Stockholder. The Seller and the Stockholder, jointly and severally, represent and warrant to the Purchaser as of the date hereof and as of the Closing on the Closing Date that:

                           (a) Ownership of Seller's Stock. The Stockholder is
the sole and exclusive record and beneficial owners of all of the outstanding shares of the capital stock of the Seller, and R. W. Schuster, W. Lee Pryor, III and Russell G. Cleveland constitute all of the directors and R. W. Schuster and Terry A. Moore constitute all of the officers of the Seller. The Stockholder has the absolute and unconditional right, power and authority to cause the Seller to sell, assign, transfer and deliver the Assets to the Purchaser in accordance with the terms of this Agreement, to consummate the transactions contemplated hereby and to enter into the Noncompetition Agreement.

                           (b) Due Organization; Name and Address; Good
Standing; Authority of Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The only name and business address of the Seller which has been used by the Seller at any time within the past three years ending at the date of the Agreement is Danzer Metal Works, Inc. and Danzer Industries, Inc. The Seller has full right, power and authority to own and operate its properties and assets, and to carry on its business. The Seller is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of the Seller's articles of incorporation, as amended to the date of this Agreement (the "Charter") or by-laws, as amended to the date of this Agreement (the "By-Laws").

                           (c) Authorization and Validity of Agreements. The
Seller and the Stockholder have the right, power, and authority to enter into this Agreement and the Noncompetition Agreement and to perform the transactions contemplated by this Agreement. The execution, acknowledgment, sealing and delivery of this Agreement by the Seller and the Stockholder and the performance by the Seller and the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action. This Agreement has been duly

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executed, acknowledged, sealed and delivered by the Seller and the Stockholder and is the legal, valid and binding obligation of the Seller and the Stockholder, enforceable against the Seller and the Stockholder in accordance with its terms. The Noncompetition Agreement, when executed, acknowledged, sealed and delivered by the Seller and the Stockholder, will be the legal, valid and binding obligation of the Seller and of the Stockholder, respectively, enforceable against the Seller and against the Stockholder, respectively, in accordance with its terms, except in each case as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

                           (d)  Agreement Not In Conflict with Other
Instruments; Required Approvals Obtained. To the best of Seller's and Stockholders' knowledge, the execution, acknowledgment, sealing, delivery, and performance of this Agreement, and Noncompetition Agreement by the Seller and the Stockholder, and the consummation of the transactions contemplated by this Agreement, and the Consulting and Noncompetition Agreement will not materially
(a) violate or require any consent, approval, or filing under, (i) any common law, law, statute, ordinance, rule or regulation (collectively referred to throughout this Agreement as "Laws") of any federal, state or local government (collectively referred to throughout this Agreement as "Governments") or any agency, bureau, commission, instrumentality or judicial body of any Governments (collectively referred to throughout this Agreement as "Governmental Agencies" ) and specifically, the Securities Exchange Commission or any state securities agency, or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Seller, any of the Assets or any of the Stockholder are bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision, of constitute a default under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the Assets pursuant to, (i) the Seller's or the Stockholder's Charter or By-Laws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement to which the Seller or any of the Stockholder is a party or by which the Seller, any of the Stockholder or any of Assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which the Seller, any of the Assets or any of the Stockholder is bound; and all permits, licenses and authorizations of any Government or Governmental Agency required to be obtained prior to the Closing, shall have been obtained and shall be in full force and effect as of the Closing Date.

                           (e)  Conduct of Business in Compliance with
Regulatory and Contractual Requirements. To the best of its knowledge, the Seller has conducted and is conducting its business in compliance with all applicable Laws of all Governments and Governmental Agencies. The Equipment and the use, operation and maintenance thereof, and the Inventory and the maintenance and sale of the Inventory by the Seller (i) are materially in compliance with all Laws of all governments and governmental agencies applicable with respect thereto, and (ii) are materially in compliance with all restrictions, covenants, agreements, contracts, commitments, understandings and arrangements applicable with respect thereto.

                           (f)  Legal Proceedings. There is no action, quit,.
proceeding, claim or arbitration, or any investigation by any person or entity, including, but not limited to, any Government or Governmental Agency, (i) pending, to which the Seller or any of the stockholder is a party, or to the knowledge of the Seller or any of the Stockholder, threatened against or relating to the Seller, the Seller's business or any of the Assets, or (ii) challenging the Seller's or the Stockholder's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement and, as respects the Stockholder, Noncompetition Agreement, or (iii) asserting any right with respect to any of the Assets, and, in each such case, there is no basis for nay such action, suit, proceeding, claim, arbitration or investigation.

                           (g)  Title to Assets. The Seller has sole and
exclusive, good and marketable title to all of the Assets free and clear of any and all pledges, claims, threats, liens, restrictions, agreements, leases, security interests, charges and encumbrances (the "Permitted Encumbrances" ) except for a lien in favor of Fremont Financial Corporation ("Fremont") pursuant to a Loan and Security Agreement dated as of May 28, 1993 as amended by amendments dated February 7, 1994, March 24, 1995, June 23, 1995 and May 1, 1996, which shall be released prior to Closing.

                           (h)  Business Records. The Business Records,
including, but not limited to, the customer lists, that have been delivered by the Seller to the Purchaser or that shall be delivered by the Seller to the Purchaser are true complete and correct.

                           (i)  Adverse Conditions. Neither Seller nor the
Stockholder has any knowledge of any past, present or future condition state of facts or circumstances which has affected or which might affect adversely the business of the Seller or prevent the Purchaser from carrying on the Seller's business relating to Airline Products.

                           (j)  Full Disclosure. This Agreement (including the
Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to the Seller or to the Stockholder which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement or the Seller's financial condition, operations, business, earnings, assets, or liabilities.

                           (k)  No Brokerage. Neither the Seller nor any of the
Stockholder has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby, except for brokerage fees which are payable to B.V.I., by the Seller.

                           (l)  Customers. Except as disclosed to the Purchaser
in writing, neither the Seller or the Stockholder is aware that any customer of the Seller intends to cease doing business with the Seller or intends to alter adversely the amount of business such customer has done with the Seller.

                           (m)  Vendors. Except as disclosed to the Purchaser in
writing, neither the Seller or the Stockholder is aware that any vendor of the Seller intends to cease doing business with the Seller or intends to alter adversely the amount of business such vendor has done with the Seller.

                           (n)  Condition of Equipment. All of the Equipment is
in good, working and operating condition and repair, reasonable wear and tear excepted, fit for its intended purposes, and free from any defects known to the Seller.

                           (o)  Inventory. All of the Inventory is manufactured
in accordance with plans and specifications and is saleable.

                  7.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller and Stockholder, jointly and severally, as of the date hereof and as of the Closing on the Closing Date that:

                           (a)  Due Organization; Good Standing; Power. The
Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania. The Purchaser has full right, power and authority to enter into this Agreement, the Noncompetition Agreement, the Note and the Security Agreement and to perform its obligations hereunder and thereunder.

                           (b)  Authorization and Validity of Documents. The
execution, delivery and performance by the Purchaser of this Agreement, the Note and the Security Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser. This Agreement has been duly executed, acknowledged, sealed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, and the Note and the security Agreement when executed and delivered, will be legal, valid and binding obligations of the Purchaser, each enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' right generally.

                           (c)  No Brokerage. The Purchaser has not incurred any
obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

         8. Particular Covenants.

                  8.1. Affirmative Covenants. The Seller and the Stockholder, jointly and severally, covenant, promise and agree that from the date hereof and until the Closing the Seller and the Stockholder shall, and the Stockholder shall cause the Seller to:

                           (a)  continue to operate the Airline Products
Business of the Seller diligently, and not take any action, omit to take any action, or engage in any transaction other than in acts or transactions in the ordinary course of business, as such business has been operated historically.

                           (b)  Preserve the Airline Products Business of Seller
and preserve the relationship of the business with suppliers, customers and others.

                           (c)  Maintain and continue normal and usual
maintenance and repair of the Equipment .

                           (d)  Cooperate with the Purchaser to achieve an
orderly transition of the Airline Products Business of the Seller to the Purchaser and an orderly transfer of the Assets to the Purchaser.

                           (e)  Provide the Purchaser and its representatives
with reasonable access during normal business hours to the Assets and Business Records, (ii) provide the Purchaser and its representatives with such financial and operating data and other information with respect to the Seller's Assets as the Purchaser shall from time to time reasonably request, and (iii) permit the Purchaser and its representatives to consult with the Seller's representatives, officers, employees and accountants up to the time of Closing and for 90 days thereafter. The Seller and the Purchaser agree that the Purchaser may consult with key personnel for an aggregate of 40 hours within 90 days following Closing, and any consulting thereafter shall be at the rate of $50.00 per hour payable by the Purchaser to the Seller.

                           (f)  Take none of the actions described in Section
7.1(d) of this Agreement or any action which is or would cause a violation of any Laws of any Governments or Governmental Agencies.

                  8.2. Risk of Loss. All risk of loss of damage to or destruction of the Assets, in whole or in part, shall be and remain with the Seller until the Closing and all of the transactions contemplated hereby shall have been consummated. The Seller shall, promptly following the Seller's execution hereof, have all of Seller's policies of insurance insuring the Assets duly endorsed to protect the respective interests of the Seller and the Purchaser under this Agreement and shall deliver to the Purchaser a copy of such policy endorsement.

         9. Closing.

                  9.1. Time, Date and Place. The closing of the purchase and sale of the Assets and the other transactions contemplated by this Agreement (referred to throughout this Agreement as the "Closing") shall take place at the law offices of Treanor, Pope & Hughes, 29 W. Susquehanna Avenue, Suite 110, Towson, Maryland, at 10:00 o'clock A.M. on or before November 25, 1997. The time, place and date of the Closing are referred to throughout this Agreement as the "Closing Date."

                  9.2. Seller's Conditions to Close. The Seller's obligation to close the transactions contemplated hereby at the Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the Seller (but no such waiver of any such condition precedent shall be or constitute a waiver of any covenant, promise, agreement, representation or warranty made by the Purchaser in this Agreement) :

                           (a)  All representations and warranties made by the
Purchaser in this Agreement shall be complete and accurate at and as of the Closing on the Closing Date.


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                           (b)  All covenants, promises and agreements made by
the Purchaser in this Agreement and all other actions required to be performed or complied with by the Purchaser under this Agreement prior to or at the Closing shall have been fully performed or complied with by the Purchaser.

                           (c)  The Purchaser shall have delivered to the Seller
the fully executed Note and Security Agreement and such other documentation as may be reasonably required by the Seller.

                  9.3 Purchaser's Conditions to Close. The Purchaser's obligation to close the transactions contemplated hereby at the Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the Purchaser (but no such waiver of any such condition precedent shall be or constitute a waiver of any covenant, promise, agreement, representation or warranty made by the Seller in this Agreement):

                  (a) All representations and warranties made by the Seller and/or the Stockholder in this Agreement shall be complete and accurate at and as of the Closing on the Closing Date.

                  (b) All covenants, promises and agreements made by the Seller in this Agreement and all other actions required to be performed or complied with by the Seller and/or the Stockholder under this Agreement prior to or at the Closing shall have been fully performed or complied with by the Seller and/or the Stockholder.

                  (c) There shall not have occurred any material adverse change in the Assets as the Airline Products Business.

                  9.4. Actions to Be Taken at the Closing, At the Closing , the following actions, among others, shall occur:

                           (a)  The Seller shall execute, acknowledge, seal, and
deliver to the Purchaser a Warranty Bill of Sale pursuant to which the Seller shall sell, assign, and transfer to the Purchaser the Equipment and the Inventory.

                           (b)  The Seller shall execute, acknowledge, seal and
deliver to the Purchaser a Warranty Assignment pursuant to which the Seller shall sell, assign and transfer to the Purchaser the General Intangibles.

                           (c)  The Seller, the Stockholder and the Purchaser
shall execute, acknowledge, seal and deliver the Noncompetition Agreement in accordance with section 1.4 hereof.

                           (d)  The Purchaser shall deliver or cause to be
delivered to the Seller a certified check, wire transfer or other immediately available funds payable to the order of the Seller in the amount of One Hundred Fifty Thousand Dollars ($150,000) (which sum may include the Deposit).

                           (e)  The Purchaser shall deliver to the Seller the
fully executed Note, Security Agreement, Financing Statements and such other documentation as may be reasonably required by Seller to evidence and secure the Deferred Amount.

                           (f)  The Seller shall cause to be delivered to the
Purchaser an opinion of counsel related to the matters set forth in Sections 3 and 7.1 (d).

         10. Indemnification.

                  10.1. Indemnification by Seller and Stockholder. The Seller and the Stockholder, jointly and severally, shall defend, indemnify and hold harmless the Purchaser, its officers, directors, stockholders, agents, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

                           (a)  Any misrepresentation or breach by the Seller or
by any of the Stockholder of any representation or warranty contained in this Agreement.

                           (b)  Any non-performance, failure to comply or breach
by Seller or by Stockholder of any covenant, promise or agreement of the Seller or the Stockholder contained in this Agreement.

                  10.2. Indemnification by Purchaser. Purchaser shall defend, indemnity and hold harmless the Seller and its assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

                           (a)  Any misrepresentation, omission or breach by
Purchaser of any representation or warranty contained in this Agreement.

                           (b)  Any non-performance, failure to comply or breach
by the Purchaser of any covenant, promise or agreement of the Purchaser contained in this Agreement.

                  10.3. Defense of Claims. In the event of any claim, threat, liability, tax, interest, fine, penalty, suit, action, proceeding, demand, damage, loss, cost or expense (by a party other than the parties to this Agreement) with respect to which indemnity is or may be sought hereunder (an " Indemnity Claim" ) , the indemnified party shall promptly notify the indemnifying party of such Indemnity Claim, specifying in reasonable detail the Indemnity Claim and the circumstances under which it arose. The indemnifying party may elect to assume the defense of such Indemnity Claim, at its expense, by written notice to the indemnified party given within 10 days after the indemnifying party receives notice of the Claim, and the indemnifying party shall promptly engage counsel reasonably acceptable to the indemnified party to direct and conduct such defense; provided,


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however, that the indemnified party shall have the right to engage its own counsel, at its own expense, to participate in such defense. In the event the indemnifying party does not so elect to assume the defense of such Indemnity Claim in the manner specified above, or if, in the reasonable opinion of counsel to the indemnified party, there are defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or which give rise to a material conflict between the defense of the indemnified party and of the indemnifying party, then upon notice to the indemnifying party, the indemnified party may elect to engage separate counsel to conduct its defense, at the expense of the indemnifying party, and the indemnifying party shall not have the right to direct or conduct such defense.

                           (a)  In the event the indemnifying party assumes the
defense of any Indemnity Claim, it may at any time notify the indemnified party of its intention to settle, compromise or satisfy such Indemnity Claim and may make such settlement, compromise or satisfaction (at its own expense) unless within 20 days after the giving of such notice the indemnified party shall give notice of its intention to assume the defense of the Indemnity Claim, in which event the indemnifying party shall be relieved of its duty hereunder to indemnity the indemnified party. Unless the indemnified party shall have given the notice referred to in the preceding sentence, (i) the indemnified party shall not consent to or make any settlement, compromise or satisfaction with respect to the Indemnity Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, and (ii) any settlement, compromise or satisfaction made by the indemnifying party with respect to such Indemnity Claim shall be deemed to have been consented to by and shall be binding upon the indemnified party.

                  10.4. Limitation of Liability. The liability of the Seller, the Stockholder and the Purchaser under Section 10.1 or Section 10.2 of this Agreement shall not exceed the aggregate of $413,000.

         11. Expenses of Transaction. The Purchaser shall pay equally all sales, transfer, and use taxes incurred in connection with the sale, assignment, transfer and delivery of the Assets and all filing and recording fees and taxes in connection with the filing and recordation of the Financing Statements. The Seller and the Purchaser shall each pay their own respective legal costs related to the consummation of the transaction contemplated by this Agreement, without regard to whether Closing occurs.

         12. Miscellaneous.

                  12.1. Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or at or in connection with the Closing) shall survive the execution, acknowledgment, sealing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  12.2. Notices. An notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices" ) shall be in


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writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified or registered U.S. mail, return receipt requested, postage prepaid, to the following addresses:

                  (i) If to Seller or to the Stockholder, to

                  Danzer Industries, Inc.
                  17500 York Road
                  Hagerstown, Maryland 21740
                  Attn: Mr. R. W. Schuster


                  with a copy to:

                  Mabeth W. Hudson, Esquire
                  Treanor, Pope & Hughes
                  29  W. Susquehanna Avenue
                  Suite 110
                  Towson, Maryland 21204

                  (ii) If to the Purchaser:

                  RAGE, Inc.
                  P.O. Box 1300
                  2 Apple Tree Lane
                  Plumsteadville, PA 18948

                  with a copy to:

                  R. Leonard Davis, III, Esquire
                  Suite 15, Bailiwick Office Campus
                  P. O. Box 1306
                  Doylestown, PA 18901

or to such other address of which written notice in accordance with this Section
12.2 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 12.2. and shall be deemed received when given in such manner.

                  12.3. Entire Agreement. This Agreement (including the
Exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

                  12.4. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.



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                  12.5. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

                  12.6. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

                  12.7. Amendment; Waiver. No provision of this Agreement may be amended, waived, or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

                  12.8. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  12.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  12.10. Applicable Law; Jurisdiction and Venue; Service of Process. This Agreement- was made in the State of Maryland, and shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Maryland. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the in personam jurisdiction of the courts of the State of Maryland and venue for all such suits, proceedings and other actions shall be in Washington County, Maryland. The Seller, the Stockholder and the Purchaser hereby waive any claim against or objection to in personam jurisdiction and venue in the courts of the State of Maryland.

                  12.11. Remedies. The parties hereto acknowledge that in the event of a breach of this Agreement, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in


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exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  12.12. Further Assurances. The Seller and the Stockholder jointly and severally agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the Purchaser may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

                  12.13. Use of Genders. Whenever used in this Agreement, the singular shall include the plural and vice versa, and the use of any gender shall include all genders and the neuter.

         13. Mandatory Arbitration. Any controversy or claim between or among the Seller, the Stockholder and the Purchaser, including but not limited to those arising out of or relating to this Agreement, the Note or the Security Agreement, or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the rules promulgated from time to time, by the American Arbitration Association ("A.A.A."). Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  13.1 Special Rules. The arbitration shall be conducted in the State of Maryland and administered by A.A.A. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, on the date first above written.

WITNESS:                                       SELLER:

                                               DANZER INDUSTRIES, INC.

___________________                            By:_______________________(SEAL)
                                                     R. W. Schuster, President

WITNESS:                                       STOCKHOLDER:

                                               GLOBAL ENVIRONMENTAL CORP.

___________________                            By:_______________________(SEAL)
                                                     Name:  R. W. Schuster
                                                     Title:   President

ATTEST:                                        PURCHASER:

                                               RAGE, INC.

___________________                            By:_______________________(SEAL)
                                                     William V. Ride,  President


ATTEST:                                        STOCKHOLDER:

                                               GLOBAL ENVIRONMENTAL CORP.

_____________________________                  By:_______________________(SEAL)
___________________, Secretary                       Name:
                                                     Title:


ATTEST:                                        PURCHASER:

                                               RAGE, INC.

______________________________                 By:_______________________(SEAL)
___________________, Secretary                       William V. Ride,  President












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